                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by registrant [X]

Filed by a party other than registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 LECHTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-2404

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Lechters, Inc. (the "Company") will be held at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, 9th Floor, on June 20, 2000, at 9:00 a.m., New York City time, for the following purposes:

          (1) to elect four directors;

          (2) to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending February 3, 2001;

          (3) to consider and act upon a proposal to ratify an amendment to the 1998 Long-Term Incentive Plan to increase the number of shares available thereunder from 1,000,000 to 2,500,000; and

          (4) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 28, 2000 as the record date for determining shareholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

                                           By Order of the Board of Directors,

                                                       SHEON KAROL,
                                                        Secretary

Harrison, New Jersey
May 30, 2000

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-2404

                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Lechters, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2000 Annual Meeting of Shareholders of the Company to be held on Tuesday, June 20, 2000 and any adjournments or postponements thereof. A copy of the notice of meeting accompanies this Proxy Statement. This Proxy Statement and related form of proxy were first sent to shareholders on or about May 30, 2000.

     Only shareholders of record at the close of business on April 28, 2000, the record date for the meeting (the "Record Date"), will be entitled to notice of and to vote at the meeting. On the Record Date the Company had outstanding 15,956,586 shares of common stock, no par value (the "Common Stock"), 149,999 shares of Series A Convertible Preferred Stock, $100 par value ("Series A Preferred Stock"), and 50,001 shares of Series B Convertible Preferred Stock, $100 par value ("Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock").

     On all matters submitted to the shareholders for a vote, holders of the Common Stock as of the Record Date are entitled to one vote per share, holders of the Series A Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the Record Date, and holders of the Series B Preferred Stock have no voting rights. The holders of the Series A Preferred Stock are entitled to 16 votes per share (or an aggregate of 2,399,984 votes) at the 2000 Annual Meeting of Shareholders.

     The holders of Series A Preferred Stock, voting separately as a single series to the exclusion of all other series of the Company's capital stock, with each share of Series A Preferred Stock entitled to one vote, are entitled to elect one Director to serve on the Company's Board of Directors until he is removed from office or his successor is duly elected by the holders of the Series A Preferred Stock. The sole holder of the Series A Preferred Stock has designated Robert Knox, who has been serving as a Director of the Company since 1986, as its nominee to serve on the Company's Board of Directors.

     Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy or by written notification to the Secretary of the Company. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary of the meeting, in writing, prior to the voting of the proxy.

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than (i) the election of directors, (ii) the proposal to ratify the appointment of the independent auditors of the Company for the current fiscal year and (iii) the proposal to ratify an amendment to the 1998 Long-Term Incentive Plan to increase the number of shares available thereunder from 1,000,000 to 2,500,000. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $3,000 plus reimbursement for certain out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.

     Directors will be elected by a plurality of the votes cast. Ratification of the appointment of the independent auditors of the Company for the current fiscal year and ratification of the amendment to the 1998

Long-Term Incentive Plan require the affirmative vote of a majority of all of the votes cast by the holders of shares of Common Stock and Preferred Stock voting together as one class present in person or represented by proxy at the Annual Meeting of Shareholders. Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director, the ratification of the appointment of the independent auditors of the Company for the current fiscal year or the ratification of the amendment to the 1998 Long-Term Incentive Plan.

     The enclosed proxy will be voted in accordance with the instructions thereon. If no instructions are given, all proxies will be voted for the election of all nominees named herein to serve as directors and in favor of each of the proposals set forth in the Notice of Annual Meeting accompanying this Proxy Statement. Proxies may be revoked as noted above.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, based upon total shares outstanding as of April 14, 2000:

                                                               NUMBER OF SHARES     PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED    OF CLASS
----------------                                              ------------------    --------
Donald Jonas................................................     4,136,316(1)         25.8%
  c/o Lechters, Inc.
  1 Cape May Street
  Harrison, NJ 07029
Prudential Private Equity Investors III, L.P................     2,399,984(2)         13.0%
  717 Fifth Avenue
  Suite 1100
  New York, NY 10022
David and Sherry Gold.......................................     1,433,000(3)          8.9%
  4000 Union Pacific Avenue
  City of Commerce, CA 90023
Grace & White, Inc..........................................     1,212,300(4)          7.5%
  515 Madison Avenue, Suite 1700
  New York, NY 10022
Dimensional Fund Advisors...................................     1,202,300(5)          7.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
ICM Asset Management, Inc...................................     1,164,550(6)          7.3%
  601 W. Main Ave., Suite 600
  Spokane, WA 99201
Franklin Resources, Inc.....................................     1,144,600(7)          7.1%
  777 Mariners Island Boulevard
  San Mateo, CA 94404

---------------
(1) Includes 111,384 shares held by Mr. Jonas' wife, as to which shares Mr. Jonas disclaims beneficial ownership, and 2,000,000 shares owned by a partnership of which Mr. Jonas is the sole managing general partner with sole voting and dispositive power.

(2) Represents shares into which Series A Preferred Stock owned by Prudential Private Equity Investors III, L.P. is convertible.

(3) Based solely on information contained in a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") dated January 19, 2000. David and Sherry Gold have shared voting power and shared dispositive power with respect to all the shares.

(4) Based solely on information contained in a Schedule 13G filed with the SEC dated February 7, 2000. Grace & White, Inc., a registered investment adviser, has sole voting power with respect to 71,000 shares (and no voting power with respect to the remaining shares) and sole dispositive power with respect to all the shares.

(5) Based solely on information contained in a Schedule 13G filed with the SEC dated February 3, 2000. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. All of the shares are owned by the funds. In its role as investment adviser or manager, Dimensional possesses sole voting and investment power over the shares that are owned by the funds. Dimensional disclaims beneficial ownership of all such shares.

(6) Based solely on information contained in a Schedule 13G filed with the SEC dated February 8, 2000. ICM Asset Management, Inc., a registered investment adviser, has sole voting power with respect to 788,200 shares (and no voting power with respect to the remaining shares) and sole dispositive power with respect to all the shares.

(7) Based solely on information contained in a Schedule 13G filed with the SEC dated January 28, 2000. Franklin Resources, Inc. ("FRI") is the parent of Franklin Advisory Services, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of FRI. FRI and its principal shareholders may be deemed to be the beneficial owners of the stock held by persons and entities advised by Franklin Advisory Services, Inc., which has sole voting and dispositive power over the securities.

     The following table sets forth information regarding the beneficial ownership of Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series A Preferred Stock, based upon total shares outstanding as of April 14, 2000:

                                                               NUMBER OF SHARES     PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED    OF CLASS
----------------                                              ------------------    --------
Prudential Private Equity Investors III, L.P. ..............       149,999            100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     Except as noted in the footnotes in the two tables above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by such beneficial holders.

                                   PROPOSAL 1
                         ELECTION OF CLASS B DIRECTORS

     The Board of Directors is divided into three classes with each class holding office for a staggered three-year term. The terms of Ms. Maneker and Messrs. Begun, Knox and Wolff, the Class B Directors, will expire at the Annual Meeting of Shareholders; the terms of Messrs. Cully, Jonas and Westerfield, the Class A Directors, will expire in 2001; and terms of Messrs. Davis, Fischman, Malkin and Matthews, the Class C Directors, will expire in 2002.

     The Board of Directors proposes to nominate Ms. Maneker and Messrs. Begun, Knox and Wolff to be elected directors to hold office until the annual meeting in 2003 and until each of their successors has been elected and qualified. If Ms. Maneker, or Messrs. Begun or Wolff should become unavailable for any reason, which management does not now anticipate, the persons named in the proxy solicited by the Board of Directors reserve the right to substitute another person of their choice in his or her place. However, if Mr. Knox becomes unavailable for any reason, which management does not now anticipate, Prudential Private Equity Investors III, LP reserves the right to substitute another person of its choice in his place. All nominees named in the table below are now directors of the Company.

     The following information is furnished with respect to each nominee for director of the Company and each other member of the Board of Directors whose term of office will continue after the Annual Meeting. All such information has been furnished to the Company by such directors.

                                    NOMINEES

                         CLASS B -- TERM EXPIRING 2003

                                                              CURRENT POSITIONS
NAME AND AGE                                                  WITH THE COMPANY
------------                                                  -----------------
Martin S. Begun (67)........................................      Director
Robert Knox (47)............................................      Director
Roberta S. Maneker (62).....................................      Director
John Wolff (47).............................................      Director

                         DIRECTORS CONTINUING IN OFFICE

                         CLASS A -- TERM EXPIRING 2001

                                                               CURRENT POSITIONS
NAME AND AGE                                                   WITH THE COMPANY
------------                                                  -------------------
David K. Cully (47).........................................  President and Chief
                                                              Operating Officer
Donald Jonas (70)...........................................  Chairman of the
                                                              Board and Chief
                                                              Executive Officer
Stephen T. Westerfield (57).................................  Director

                         CLASS C -- TERM EXPIRING 2002

                                                               CURRENT POSITIONS
NAME AND AGE                                                   WITH THE COMPANY
------------                                                  -------------------
Charles A. Davis (51).......................................       Director
Bernard D. Fischman (85)....................................       Director
Anthony E. Malkin (37)......................................       Director
Norman Matthews (67)........................................       Director

     Martin S. Begun is the President of MSB Strategies, Inc., a consulting firm in Public Policy Planning. From 1963 to 1997, he was associated with New York University and was Vice President for External Relations of the New York University Medical Center and Associate Dean of its School of Medicine. He has been a director of the Company since 1986.

     Robert Knox became Senior Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm, in 1996. He was Chairman and Chief Executive Officer of Prudential Equity Investors, Inc. from 1994 to 1996, and was President of that firm from 1984 to 1994. He is also a director of Health Management Associates, Inc. and several private companies. He is a trustee of Boston University. He has been a director of the Company since 1986 and is the designated director of the holder of the Series A Preferred Stock.

     Roberta S. Maneker became a trustee of Oberlin College in 1996 and has been a marketing and communications consultant and freelance writer since November 1994. Prior to that time she was Senior Vice President of Marketing and Corporate Communications at Christie's, an auction house, from 1987. She has been a director of the Company since 1992. She is also Chairman of the Board of the Jewish Home and Hospital's Manhattan Division.

     John Wolff has been a partner of CEW Partners, a New York-based investment firm, since 1984. He has been a director of the Company since 1986. He is a trustee of Beth Israel Hospital.

     David K. Cully has been the President and Chief Operating Officer of the Company since January 2000. From 1993 to 2000, he served in various senior management capacities including Vice President, GMM of Barnes & Noble Retail Stores and President, Barnes & Noble Distribution. His other retail experience includes senior management roles at both Egghead Discount Software and Waldenbooks.

     Donald Jonas has been Chairman of the Board and a director of the Company or its former parent since 1979. Mr. Jonas also served as President and Chief Executive Officer from January 16, 1996 until February 11, 1999 and as Chief Executive Officer thereafter. Mr. Jonas previously served as Chief Executive Officer of the Company from January 1984 to January 1994. He is also a director of Dress Barn, Inc.

     Stephen T. Westerfield has been a director of the Company since 1997. He is the President and Chief Executive Officer of STW International, an international consulting firm in retail and manufacturing. He serves as a director of Bealls, Inc., a specialty retailer operating in the southern United States. He has been involved in retailing and development in Panama as an investor and executive analyst since 1999.

     Charles A. Davis has been the President and Chief Executive Officer of Marsh & McLennan Capital, Inc., a global private equity firm, since April 1998. Prior to that time, he was a limited partner of Goldman, Sachs & Co., an investment banking firm, and was a general partner of Goldman, Sachs & Co. from 1990 to December 1994. He is also a director of Media General, Inc., US Life Corporation, Merchants Bancshares, Inc., Heilig Meyers Company, the Progressive Corp. and Sen-Tech. He has been a director of the Company since 1989.

     Bernard D. Fischman has been Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which has provided legal services to the Company, since March 1994. Prior to that time he was a partner in the law firm of Shea & Gould for more than the previous five years. He has been a director of the Company since 1989.

     Anthony E. Malkin has been a director of the Company since December 1994. He has been President of W&M Properties, Inc. for more than the last five years.

     Norman Matthews has been a retail consultant to the Company since 1989. He is a director of Progressive Corp., Toys "R' Us, Inc., Finlay Fine Jewelry Corp. and Sunoco Inc. He previously served as a director of Hills Stores Company and Eye Care Centers of America, Inc. He has been a director of the Company since 1989.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The table below sets forth the beneficial ownership of the Common Stock as of April 14, 2000 by (i) each director and nominee for director, (ii) each of the executive officers named in the "Summary Compensation Table," and (iii) all directors and executive officers of the Company as a group.

                                                                            AMOUNT AND NATURE
                                                                         OF BENEFICIAL OWNERSHIP
                                                                           OF COMMON STOCK AS        PERCENT
NAME                                              POSITION                  OF APRIL 14, 2000        OF CLASS
----                                   ------------------------------    -----------------------     --------
Donald Jonas.........................  Chairman of the Board and
                                       Chief Executive Officer                  4,136,316(1)           25.8%
Norman Matthews......................  Director                                   147,102(2)            (12)
John Wolff...........................  Director                                    64,800(3)(4)         (12)
Bernard D. Fischman..................  Director                                    59,000(5)            (12)
Stephen T. Westerfield...............  Director                                    37,000(6)            (12)
Robert Knox..........................  Director                                    24,688(3)            (12)
Martin S. Begun......................  Director                                     7,300(3)            (12)
Roberta S. Maneker...................  Director                                     6,800(3)            (12)
Charles A. Davis.....................  Director                                     5,200(3)            (12)
Anthony E. Malkin....................  Director                                         0
David K. Cully.......................  President, Chief Operating
                                       Officer and Director                             0
James J. Sheppard....................  Former Senior Vice President
                                       and Chief Financial Officer                 25,586(7)            (12)

                                                                            AMOUNT AND NATURE
                                                                         OF BENEFICIAL OWNERSHIP
                                                                           OF COMMON STOCK AS        PERCENT
NAME                                              POSITION                  OF APRIL 14, 2000        OF CLASS
----                                   ------------------------------    -----------------------     --------
William R. Sullivan..................  Senior Vice President -- Real
                                       Estate                                      18,000(8)            (12)
Robert A. Roche......................  Senior Vice
                                       President -- General
                                       Merchandise Manager Off-Price
                                       Home Business                               20,000(9)            (12)
Dennis Hickey........................  Senior Vice
                                       President -- Stores                         87,857(10)           (12)
James A. Shea........................  Former President                             5,281               (12)
All directors and executive officers
  of the Company as a group (18
  persons)...........................                                           4,709,020(11)          29.3%

---------------
 (1) Information concerning Mr. Jonas' ownership of Common Stock is set forth under "Principal Shareholders."

 (2) Includes 137,102 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

 (3) Includes 4,800 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

 (4) Includes 60,000 shares of Common Stock held of record by CEW Partners, the general partner of which is Basil Venture Partners, of which Mr. Wolff is a partner. Mr. Wolff disclaims beneficial ownership of such shares.

 (5) Includes 800 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

 (6) Includes 17,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

 (7) Includes 21,600 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

 (8) Includes 8,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

 (9) Consists of 20,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

(10) Includes 81,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

(11) Includes 372,502 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days after April 14, 2000.

(12) The percentage of shares beneficially owned does not exceed one percent of the outstanding shares on April 14, 2000.

     Except as noted in the footnotes above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

DIRECTOR COMPENSATION AND ATTENDANCE

     Directors who are not officers of, consultants to or attorneys for the Company receive directors' fees of $1,000 per meeting, plus an annual fee of $10,000.

     Pursuant to consulting arrangements between the Company and Norman Matthews and Stephen Westerfield, Messrs. Matthews and Westerfield, received $41,667 and $17,000, respectively, in the fiscal year ended January 29, 2000.

     The Board of Directors held five meetings during the fiscal year ended January 29, 2000. During such fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

BOARD COMMITTEES AND MEMBERSHIP

     The Company has an Executive Committee consisting of Charles A. Davis, Donald Jonas, Robert Knox and John Wolff, which is empowered to exercise all powers of the Board of Directors in the management of the affairs of the Company with certain exceptions. The Executive Committee held two meetings during the fiscal year ended January 29, 2000.

     The Company has an Audit Committee, consisting of Martin S. Begun, Robert Knox and John Wolff, which reviews the scope and results of the independent accountants' examination and related fees, the internal audit activity of the Company and other pertinent auditing and internal control matters. The Audit Committee held three meetings during the fiscal year ended January 29, 2000.

     The Company has a Compensation Committee, consisting of Martin S. Begun, Bernard D. Fischman and Roberta S. Maneker, which reviews all matters relating to the compensation of executive officers of the Company. The Compensation Committee held no formal meetings during the fiscal year ended January 29, 2000 and acted by written consent on all occasions.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table contains information about the compensation paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer of the Company and each of the four most highly paid executive officers of the Company who were such at fiscal year end and one former executive officer of the Company (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                     ANNUAL COMPENSATION         COMPENSATION
                                                    ---------------------   -----------------------
                                                                              AWARDS      PAYOUTS
                                                                            ----------   ----------
                                                                OTHER       SECURITIES
                                                                ANNUAL      UNDERLYING                 ALL OTHER
NAME AND                         YEAR     SALARY    BONUS    COMPENSATION    OPTIONS        LTIP      COMPENSATION
PRINCIPAL POSITION               ENDED      ($)      ($)         ($)           (#)       PAYOUTS($)       ($)
------------------              -------   -------   ------   ------------   ----------   ----------   ------------
Donald Jonas..................  1/29/00    60,000       --       3,448(1)         --        --          164,625(2)(3)(4)
Chairman of the Board           1/30/99    60,000       --      14,015(1)         --        --          162,383(2)(3)(4)
and Chief Executive Officer     1/31/98    60,000       --      21,250(1)         --        --          163,159(2)(3)(4)
James A. Shea(5)..............  1/29/00   300,352   10,000      10,999(6)         --        --            1,414(2)(3)
Former President                1/30/99   318,251       --      10,999(6)         --        --           56,206(2)(3)(7)
                                1/31/98   308,954   12,500      10,999(6)    100,000        --            2,541(2)(3)
William R. Sullivan(8)........  1/29/00   259,807   10,000      10,999(6)         --        --              944(2)
Senior Vice President           1/30/99   225,961       --       9,166(6)     20,000        --            1,656(2)
Real Estate                     1/31/98        --       --          --            --        --               --
Dennis Hickey.................  1/29/00   237,351   10,000      10,999(6)         --        --            3,146(2)(3)
Senior Vice President --        1/30/99   228,262       --      10,999(6)         --        --            2,566(2)(3)
Stores                          1/31/98   221,594   12,500      10,999(6)     50,000        --            1,371(2)(3)
James Sheppard(9).............  1/29/00   224,231   10,000      10,082(6)         --        --            1,431(2)(3)
Former Senior Vice President    1/30/99   172,835    3,500       6,416(6)     20,000        --            1,396(2)(3)
and Chief Financial             1/31/98   140,808   10,625          --         5,000        --               --
Officer
Robert Roche(10)..............  1/29/00   200,400   20,000          --        50,000        --              615(2)
Senior Vice President --        1/30/99   186,451   20,000          --        20,000        --           49,338(2)(11)
General Merchandise             1/31/98   103,846       --          --        30,000        --           48,858(11)
Manager Off Price Home
Business

---------------
 (1) Represents the cost to the Company of providing Mr. Jonas with transportation services.

 (2) Includes insurance premiums paid by the Company with respect to term life insurance and long term liability insurance for each of the named executive officers.

 (3) Includes matching contributions under the Company's 401(k) plan of $793 for Mr. Jonas, $726 for Mr. Shea, $2,509 for Mr. Hickey and $1,064 for Mr. Sheppard for the year ended January 29, 2000. Includes matching contributions under the Company's 401(k) plan of $317 for Mr. Jonas, $471 for Mr. Shea, $910 for Mr. Hickey and $864 for Mr. Sheppard for the year ended January 30, 1999. Includes matching contributions under the Company's 401(k) plan of $1,103 for Mr. Jonas, $2,307 for Mr. Shea and $867 for Mr. Hickey for the year ended January 31, 1998.

 (4) Includes insurance premiums in the amount of $161,552 paid by the Company with respect to split-dollar life insurance policies for the benefit of Mr. Jonas on the lives of Mr. Jonas and his wife. Mr. Jonas' designee is the owner of the policies and the owner has the right to designate the beneficiary thereunder. In the event of the death of Mr. Jonas or his wife, the beneficiary receives the death benefit and in the event of the policy cancellation, the owner receives the cash surrender value. However, both the death benefit and the cash surrender value are subject to the right of the Company to receive a sum equal to the aggregate premium cost incurred by the Company for the maintenance of the policies.

 (5) Mr. Shea resigned as President of the Company in December 1999.

 (6) Represents automobile allowances paid by the Company to each of the named executive officers.

 (7) Includes $54,079 in forgiveness of a loan as provided in Mr. Shea's employment agreement.

 (8) Mr. Sullivan joined the Company in March 1998.

 (9) Mr. Sheppard resigned as Senior Vice President and Chief Financial Officer and left the Company in March 2000.

(10) Mr. Roche joined the Company in May 1997 as Vice President and General Merchandise Manager of Famous Brands Housewares Outlet (R) and was elected Senior Vice President and General Merchandise Manager-Off-Price Home Business in January 2000.

(11) Includes living expenses paid to Mr. Roche.

STOCK OPTIONS

     The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 1999:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                                           ----------------------
                                           % OF TOTAL                              POTENTIAL REALIZABLE
                             NUMBER OF      OPTIONS/                                 VALUE AT ASSUMED
                             SECURITIES       SARS                                    ANNUAL RATES OF
                             UNDERLYING     GRANTED                                     STOCK PRICE
                              OPTIONS/         TO        EXERCISE                    APPRECIATION FOR
                                SARS       EMPLOYEES     OR BASE                      OPTION TERM(1)
                              GRANTED      IN FISCAL      PRICE      EXPIRATION    ---------------------
NAME                            (#)           YEAR        ($/SH)        DATE        5%($)       10%($)
----                         ----------    ----------    --------    ----------    --------    ---------
Donald Jonas...............        --          --            --              --         --           --
James Shea.................        --          --            --              --         --           --
William R. Sullivan........        --          --            --              --         --           --
Dennis Hickey..............        --          --            --              --         --           --
James J. Sheppard..........        --          --            --              --         --           --
Robert A. Roche............    50,000         8.6%        $1.64      11/16/2009     51,575      130,680

---------------

(1) The values are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

     Options granted under the Company's 1998 Long-Term Incentive Plan are granted at market value on the date of grant and are exercisable at a rate of 20% per year over a five-year period commencing with the date of grant.

     No options were exercised during the Company's last fiscal year by any named executive officer. The following table sets forth information as to the number of unexercised shares of common stock underlying stock options and the value of the unexercised in-the-money stock options at fiscal year end:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                            SHARES                            YEAR-END(#)                 FISCAL YEAR-END($)
                          ACQUIRED ON      VALUE      ----------------------------    ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------    -------------    -----------   -------------
Donald Jonas............      --            --              --              --            --             --
James Shea..............      --            --          47,000(1)           --            --             --
William R. Sullivan.....      --            --           4,000          16,000            --             --
Dennis Hickey...........      --            --          81,000          44,000            --             --
James J. Sheppard.......      --            --          21,600          22,900(1)         --             --
Robert A. Roche.........      --            --          16,000          84,000            --             --

---------------
(1) Expired in March 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fischman is Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which has provided legal services to the Company.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company's consulting agreement with Mr. Jonas is discussed under "Report of the Compensation Committee on Executive Compensation."

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives for such executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

     During the fiscal year ended January 29, 2000, the Company's executive compensation program was administered by the Compensation Committee. The executive compensation program consists principally of base salaries and long-term incentives.

     The following describes components of the Company's executive compensation program and the related factors considered by the Compensation Committee in determining compensation:

        Base Salaries. Base salaries are determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other retailers. No formal weighting is given to these factors and determination of the increase is entirely within the discretion of each member of the Compensation Committee. Compensation payable to certain employees is deferred (as described below), lowering the base salaries currently payable to such employees.

        Bonuses. Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

        Other Compensation. In order to lower the base salaries currently payable to certain employees, thereby conserving the Company's working capital, the Company entered into deferred compensation agreements with certain employees whereby compensation is deferred until termination of employment with the Company. The deferred compensation agreements provide, in part, that if the employee has attained the age of 56 or older on the date of his termination of employment, the Company will pay to the employee certain compensation for a period of 10 years. The annual amount payable by the Company increases 10% for each year of service after age 56 with the maximum amount payable if the employee retires at age 65 or older. Certain of the deferred compensation agreements require that the individual provide advisory services to the Company and refrain from substantial competition with the Company during this 10 year period after retirement. The Company believes that deferred compensation agreements such as these encourage employees of the Company to remain employed by or associated with the Company. The Company maintains life insurance coverage for each eligible executive so that upon the death of such executive, the Company will recover from the insurance proceeds a portion of the aggregate benefits payable under each agreement.

        Long-Term Incentive Compensation. The Company's long-term incentive compensation program consists principally of stock options which generally vest over a number of years. Options were granted during 1999 to Mr. Roche in connection with his promotion to Senior Vice President and General Merchandise Manager- Off-Price Home Business in January 2000 and to Mr. Cully upon his joining the Company as President. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's shareholders, these equity awards are intended to be directly related to the creation of value for shareholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

        Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by other similar companies.

        Chief Executive Officer. The relatively low compensation paid to Donald Jonas, the Chief Executive Officer of the Company, during the fiscal year ended January 29, 2000, in comparison to compensation paid to chief executive officers of other comparable retailers, results from such officer's request that he not receive higher compensation. Mr. Jonas and the Compensation Committee believe that, since Mr. Jonas is the largest single shareholder of the Company, his interests and those of the other shareholders are aligned, and therefore Mr. Jonas has sufficient incentive to want to maximize shareholder value. In addition, Mr. Jonas is a party to a consulting agreement with the Company which provides that, upon retirement at age 65 or older, Mr. Jonas will, for a period of 10 years, be annually paid $100,000 and be provided with (or be paid the cash equivalent of) certain services including a secretary, office, driver and car, in return for his providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. During the fiscal year ended January 29, 2000, no payment was made under such consulting agreement. The Company maintains life insurance coverage for Mr. Jonas to fund a portion of the aggregate benefits payable under such consulting agreement and maintains split-dollar life insurance policies for the lives of Mr. Jonas and his wife.

SUBMITTED BY THE COMPENSATION COMMITTEE:

Martin S. Begun     Bernard D. Fischman     Roberta S. Maneker

PERFORMANCE GRAPH

     The following graph illustrates, for the period from January 29, 1995 through January 29, 2000, the cumulative total shareholder return (including reinvestment of dividends) of $100 invested in (i) the Common Stock, (ii) the Total Return Index for the NASDAQ Stock Market (U.S. companies) and (iii) the Total Return Industry Index for NASDAQ Retail Trade Stocks.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                   FOR THE FIVE YEARS ENDED JANUARY 29, 2000

                                                                                THE NASDAQ STOCK           NASDAQ RETAIL TRADE
                                                     LECHTERS, INC.                MARKET (US)                   STOCKS
                                                     --------------             ----------------           -------------------
1995                                                     100.00                      100.00                      100.00
1996                                                      31.27                      141.30                      112.99
1997                                                      22.91                      185.26                      138.98
1998                                                      29.45                      218.67                      162.16
1999                                                      15.27                      342.05                      198.28
2000                                                       9.09                      524.67                      165.42

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A subsidiary of the Company operates four stores in buildings which are managed by a company with which Mr. Malkin is affiliated and in which Mr. Malkin's father has an interest. The Company paid an aggregate of $1,491,512 under these leases during the fiscal year ended January 29, 2000. The Company believes these leases are on similar terms to those contained in leases it has entered into for similar facilities leased from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date and written representations that no reports were required, the Company believes that, except for one late filing by Mr. William Sullivan covering his purchase of 10,000 shares of the Company's Common Stock, all reports required to be filed by such persons with respect to the Company's fiscal year ended January 29, 2000 were timely filed.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Deloitte & Touche LLP, independent auditors, has audited the financial statements of the Company since 1975 and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board of Directors recommends that the shareholders ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP to audit the financial statements of the Company for the current fiscal year.

     Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting of Shareholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                                   PROPOSAL 3
       RATIFICATION OF AN AMENDMENT TO THE 1998 LONG-TERM INCENTIVE PLAN

     On April 18, 2000, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting of Shareholders, an amendment to the 1998 Long-Term Incentive Plan (the "Plan") which increased the number of shares available for issuance under the Plan from 1,000,000 to 2,500,000. The Plan, as originally adopted, authorized the grant of awards covering a maximum of 1,000,000 shares of the Company's Common Stock. As of May 10, 2000, no options had been exercised under the Plan, while options to purchase an aggregate of 979,400 shares were outstanding under the Plan (leaving only 40,600 shares available for the grant of future awards, together with any shares that may become available in the event of the expiration, cancellation or termination of outstanding options). The purpose of the amendment is to provide for additional available shares for grants of awards under the Plan so as to afford additional incentives to key employees.

     The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's shareholders and customers. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of the participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

DURATION

     The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan shall have been purchased or acquired.

AMENDMENTS

     The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

ADMINISTRATION OF THE PLAN

     The Plan is administered by a committee of the Board consisting of Martin
S. Begun, Bernard D. Fischman and Roberta S. Maneker (the "Committee").

SHARES SUBJECT TO THE PLAN

     The Plan, as amended subject to shareholder approval, authorizes the grant of up to 2,500,000 shares of Common Stock of the Company. Shares underlying awards that lapse or are forfeited or awards that are not paid in shares may be reused for subsequent awards. Only the number of shares issued net of shares tendered for exercise shall be deemed issued under the Plan. Shares may be authorized but unissued shares of common stock, treasury shares or shares purchased on the open market. The market value of the Company's common stock as of May 10, 2000 was $1.625 per share.

     If any corporate transaction occurs that causes a change in the capitalization of the Company, the Committee shall make such adjustments to the outstanding awards and the shares of stock that may be delivered under the Plan as it deems appropriate and equitable to prevent dilution or enlargement of rights.

ELIGIBILITY AND PARTICIPATION

     Persons eligible to participate in the Plan include all officers, key employees and directors of the Company and its subsidiaries, consultants and advisors to the Company and its subsidiaries and other persons or entities providing goods or services to the Company and its subsidiaries, in each case as determined by the Committee. It is estimated that approximately 1,000 persons are eligible to participate under the Plan.

     The grant of options is within the discretion of the Committee. Accordingly, the Company is unable to determine future options, if any, that may be granted to the persons or groups to which the following table pertains. Set forth in the table below is information as to the number of shares as to which options have been granted under the Plan to the Named Executive Officers, to all current executive officers as a group, to all current directors, who are not executive officers, as a group and to all current employees, including all current officers who are not executive officers, as a group.

                                                              NUMBER OF
NAME(1)                                                        OPTIONS
-------                                                       ---------
Robert A. Roche.............................................    50,000
Dennis Hickey...............................................    20,000
William R. Sullivan.........................................    20,000
James J. Sheppard...........................................    20,000
All current executive officers as a group (including the
  foregoing)................................................   480,000(2)
All current directors who are not executive officers as a
  group.....................................................         0
All current employees, including all current officers who
  are not executive officers, as a group....................   479,400

---------------

(1) See "Executive Compensation -- Summary Compensation Table" for information as to the positions held by the named persons.

(2) Includes an option to purchase 350,000 shares granted to David K. Cully upon his joining the Company as President.

GRANTS UNDER THE PLAN

     The Plan permits the grant of Nonqualified Stock Options ("NQSOs"), Incentive Stock Options ("ISOs"), Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other awards.

CHANGE IN CONTROL

     Upon a change in control, as defined under the Plan,

     (a) Any and all options and SARs granted under the Plan shall become immediately exercisable;

     (b) Restricted Stock shall become immediately vested in full, and Restricted Stock Units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire performance period (s); Performance Shares shall be paid out in shares and Performance Units in cash.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

ISOs Exercised With Cash

     No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

     If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

     If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

NQSOs Exercised With Cash

     No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

     Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

Exercises of Options Using Previously Acquired Shares or by the Company's Withholding Shares

     If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

     However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

     The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

     Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

     To the extent that an ISO is exercised by the Company's withholding shares, such exercise will result in a disqualifying disposition of the underlying shares and the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of exercise equal to such amount. The exercise of a NQSO by the Company's withholding of shares will have the same federal tax consequences as the exercise of a NQSO with cash.

Alternative Minimum Tax

     In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. An optionee holding an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

OTHER TAX CONSEQUENCES

     The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and NQSOs under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

REQUIRED VOTE

     Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting of Shareholders and entitled to vote on this proposal. If the amendment to the Plan is not approved by the shareholders, the amendment will not be made. The Board of Directors recommends a vote "FOR" the amendment to the Plan.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an overriding advance notice provision in the Company's Bylaws. The Company's Bylaws do not contain such an advance notice provision. For the Company's 2001 Annual Meeting of Shareholders, shareholders must submit such written notice to the Secretary of the Company on or before April 15, 2001.

     Shareholders of the Company wishing to include proposals in the proxy material for the 2001 Annual Meeting of Shareholders must submit the same in writing so as to be received by the Secretary of the Company on or before January 31, 2001. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

     THE COMPANY WILL PROVIDE ANY SHAREHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 28, 2000, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS SECRETARY AT 1 CAPE MAY STREET, HARRISON, NEW JERSEY 07029, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 29, 2000.

                                          By Order of the Board of Directors,

                                          SHEON KAROL,
                                          Secretary

May 30, 2000

                                                                       EXHIBIT A

                                 LECHTERS, INC.
                         1998 LONG-TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

     1.1 Establishment of the Plan. Lechters, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Lechters, Inc. 1998 Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other awards.

     The Plan shall become effective when approved by the shareholders at the Annual Meeting on June 18, 1998 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

     2.1 "Award" means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

     2.2 "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

     2.3 "Base Value" of an SAR shall have the meaning set forth in Section 7.1 herein.

     2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.5 "Change in Control" means the earliest of the following to occur: (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company or any subsidiary thereof, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) below; or (b) individuals who, as of January 1, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however that any individual becoming a director subsequent to January 1, 1998, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (c) the effective date of a reorganization, merger or consolidation of the Company (a

"Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (d) the effective date of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (A) 80% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Voting Securities,
(B) less than 20% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

     2.8 "Company" means Lechters, Inc., a New Jersey corporation, or any successor thereto as provided in Article 17 herein.

     2.9 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.10 "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

     2.11 "Eligible Person" means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

     2.12 "Employee" means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.14 "Exercise Period" means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

     2.15 "Fair Market Value" of the Company's common stock on a Trading Day shall mean the last reported sale price for common stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the common stock for such Trading Day, in either case on the principal national securities exchange on which the common stock is listed or admitted to trading, or if the common stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the common stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the common stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the common stock is not listed on NASDAQ or a comparable system, the closing sale price of the common stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the common stock selected from time to time by the Company for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the common stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of common stock was effected on such exchange on such business day, or, if the common stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the common stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Company's common stock is not publicly traded, the Fair Market Value of such common stock shall be determined by the Committee in good faith.

     2.16 "Freestanding SAR" means an SAR that is granted independently of any Option.

     2.17 "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

     2.18 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

     2.19  "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.20 "Option Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

     2.21 "Participant" means an Eligible Person who has outstanding an Award granted under the Plan.

     2.22 "Performance Period" means the time period during which Performance Unit/Performance Shares performance goals must be met.

     2.23  "Performance Share" means an Award described in Article 9 herein.

     2.24  "Performance Unit" means an Award described in Article 9 herein.

     2.25 "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

     2.26 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

     2.27  "Plan" means the Lechters, Inc. 1998 Long-Term Incentive Plan.

     2.28  "Restricted Stock" means an Award described in Article 8 herein.

     2.29  "Restricted Stock Unit" means an Award described in Article 8 herein.

     2.30 "Shares" means the shares of common stock, no par value, of the Company.

     2.31 "Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

     2.32 "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

     2.33 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a committee (the "Committee") consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3  Restrictions on Distribution of Shares and Share
Transferability. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act of 1933) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

     3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

     3.5  Costs.  The Company shall pay all costs of administration of the Plan.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be two million, five hundred thousand (2,500,000). Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards; if the Option Exercise Price is satisfied by tendering Shares, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan. The maximum number of shares that may be issued for Options shall be two million, five hundred thousand (2,500,000) Shares. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) Treasury Shares or (iii) Shares purchased on the open market.

     4.2 Adjustments in Authorized Shares and Awards. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, share combination, share ex-change or other change in the corporate structure of the Company affecting the Awards of the Shares, such adjustment shall be made in the outstanding Awards, the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, consultants and advisors to the Company and its Subsidiaries and other persons or entities providing goods or services to the Company and its Subsidiaries, in each case as determined by the Committee.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

ARTICLE 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

     6.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

     The Option Exercise Price for each Share purchasable under any ISO granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per Share at the date the Option is granted; and provided, further, that in the case of an ISO granted to a person who, at the time such ISO is granted, owns shares of stock of the Company or of any Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, the Option Exercise Price for each Share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted. The Option Exercise Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

     No ISO by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an ISO granted to a person who, at the time such Option is granted, owns shares of stock of the Company or of any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

     No ISO may be granted after the expiration of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

     6.3 Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

     A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

     The Option Exercise Price shall be payable: (a) in cash or its equivalent,
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Exercise Price), (c) by broker-assisted cashless exercise or (d) by a combination of (a),
(b) and/or (c).

     As soon as practicable after receipt of a written notification of exercise of an Option and provision for full payment therefor, there shall be delivered to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.4 Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     6.5 Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

     The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

     7.2 SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

     7.3 Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

     Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

          (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

          (b) the number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

     7.4 Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     7.5 Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     8.2 Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

     8.3 Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

     8.4 Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

     "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in Lechters, Inc. 1998 Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from Lechters, Inc."

     The Company shall have the right to retain the certificates representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such Shares have been satisfied.

     8.5 Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have any legend referred to in Section 8.4 removed from the Participant's stock certificate. Payment of Restricted Stock Units shall be made after the last date of the period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

     8.6 Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

     8.7 Dividends and Other Distributions. Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

     Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

     8.8 Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     9.2 Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the performance goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

     9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

     9.4 Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/ Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.5  Form and Timing of Payment of Performance Units/Performance
Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance

Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     9.6 Termination. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with, service on the Board of, or other relationship with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

     9.7 Transferability. Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 10. OTHER AWARDS

     The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of Shares in lieu of cash or cash based on performance criteria established by the Committee, and the payment of Shares in lieu of cash under other Company incentive bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

ARTICLE 11. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 12. DEFERRALS

     The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF PARTICIPANTS

     13.1 Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

     13.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

     Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

ARTICLE 14. CHANGE IN CONTROL

     The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

     Upon a Change in Control

          (a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

          (b) Any restriction periods and restrictions imposed on Restricted Stock and Restricted Stock Units shall be deemed to have expired; such Restricted Stock shall become immediately vested in full, and such Restricted Stock Units shall be paid out in cash on the effective date of the Change in Control; and

          (c) The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. On the effective date of the Change in Control, all Performance Shares shall be paid out in Shares, and all Performance Units shall be paid out in cash.

ARTICLE 15. AMENDMENT, MODIFICATION AND TERMINATION

     15.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     15.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

ARTICLE 16. WITHHOLDING

     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

     16.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant at least six (6) months prior to their tender or by having the Company withhold Shares having a Fair Market Value on the effective date [of exercise] equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

ARTICLE 17. SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. LEGAL CONSTRUCTION

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of New Jersey.

PROXY                                                                     PROXY

                                 LECHTERS, INC.

                                1 CAPE MAY STREET
                         HARRISON, NEW JERSEY 07029-2404

                 ANNUAL MEETING OF SHAREHOLDERS - June 20, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald Jonas and David K. Cully and either of them proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock, without par value, and the Series A Preferred Stock, $100 par value, of Lechters, Inc. (the "Company") held of record by the undersigned on April 28, 2000, at the Annual Meeting of Shareholders to be held June 20, 2000, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1), (2) and (3) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     PLEASE DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                  (Continued and to be signed on reverse side.)


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

                                 LECHTERS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



THE DIRECTORS RECOMMEND A VOTE "FOR" ON ALL MATTERS


1. ELECTION OF DIRECTORS:                                                           For       Withheld      For All
Nominees: Martin S. Begun, Robert Knox,                                             All       All           Except
Roberta S. Maneker and John Wolff                                                   [ ]       [ ]           [ ]

(Except nominee(s) written below)

2. Ratification of selection of Deloitte & Touche LLP as independent auditors of    For        Against       Abstain
the Company for the fiscal year ending February 3, 2001.                            [ ]        [ ]           [ ]

3. Ratification of the amendment to the 1998 Long-Term Incentive Plan to            For        Against       Abstain
increase the number of shares available thereunder from
1,000,000 to 2,500,000.                                                             [ ]        [ ]           [ ]

In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.



                                    __________________________________________
                                                    Signature


                                    __________________________________________
                                            Signature (if held jointly)


                                    Dated: ____________________________, 2000



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